                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

        Filed by Registrant  [X]
        Filed by a Party other than the Registrant :

Check the appropriate box:

 :      Preliminary Proxy Statement
 :      Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2)
 [X]    Definitive Proxy Statement
 :      Definitive Additional Materials
 :      Soliciting Materials Pursuant to (S)240.14a-11(c) or (S)240.14a-12
                                IFX CORPORATION
                              -----------------
            (Exact name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
 [X]    No fee required.
 :      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which transaction applies:

               (2)  Aggregate number of securities to which transaction applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               (4)  Proposed maximum aggregate value of transaction:

               (5)  Total fee paid:

 :      Fee paid previously with preliminary materials.
 : Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid:

               (2)  Form, Schedule or Registration Statement No.:

               (3)  Filing Party:

               (4)  Date Filed:

                                IFX CORPORATION
                        707 Skokie Boulevard, 5th Floor
                          Northbrook, Illinois 60062

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 9, 2001

To our Stockholders:


        We are notifying you that the Annual Meeting of Stockholders of IFX Corporation will be held at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, 22nd Floor, Chicago, IL 60602 at 10:00 a.m. local time for the following purposes:

        1.     to elect seven directors to the Board of Directors;

        2. to approve an amendment to the Company's 1998 Stock Option and Incentive Plan to increase the number of shares of Common Stock available for issuance under the Option Plan;

        3. to ratify the appointment of Ernst & Young LLP as independent auditors for the Company's fiscal year ending June 30, 2001; and

        4. to transact such other business as may properly come before the meeting.

        Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ending June 30, 2000. Only stockholders of record at the close of business on December 15, 2000 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

        Please use this opportunity to take part in IFX's affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible. Your proxy can be withdrawn by you at any time before it is voted.

                         By Order Of The Board Of Directors

                         Colleen M. Downes,
                         Secretary

December 22, 2000
Chicago, Illinois

                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page
                                                                                          ----
ABOUT THE MEETING........................................................................   1

     What is the purpose of the annual meeting?..........................................   1

     What are IFX's voting recommendations?..............................................   1

     Who is entitled to vote?............................................................   1

     What constitutes a quorum?..........................................................   2

     How do I vote?......................................................................   2

     Can I vote by telephone or electronically?..........................................   2

     Can I change my vote after I return my proxy card?..................................   2

     What vote is required to approve each item?.........................................   2

     What happens if additional proposals are presented at the meeting?..................   3

     Who will bear the costs of soliciting votes for the meeting?........................   3

STOCK OWNERSHIP..........................................................................   4

PROPOSAL ONE: ELECTION OF DIRECTORS......................................................   5

PROPOSAL TWO: APPROVAL OF AMENDMENT TO INCREASE THE NUMBER
     OF SHARES AVAILABLE FOR ISSUANCE UNDER THE OPTION PLAN..............................   7

PROPOSAL THREE: RATIFICATION OF THE ENGAGEMENT OF ERNST & YOUNG..........................  11

BOARD STRUCTURE AND COMPENSATION.........................................................  11

     Board of Directors..................................................................  11

     Compensation of Directors...........................................................  12

     Committees of the Board of Directors................................................  12

     Report of the Audit Committee.......................................................  12

     Compensation Committee Interlocks and Insider Participation.........................  13

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION...........................  13

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG IFX
     CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND
     INDUSTRY INDICES....................................................................  14

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION............................................  17

     Summary Compensation Table..........................................................  17

     Employment and Change of Control Agreements.........................................  17

     Option Grants and Exercises in Fiscal Year 2000.....................................  20

     Individual Grants...................................................................  21

                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page
                                                                                          ----
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE................................    21

CERTAIN TRANSACTIONS...................................................................    21

STOCKHOLDER PROPOSALS FOR 2001 PROXY STATEMENT.........................................    23

OTHER MATTERS TO BE ACTED UPON AT THE MEETING..........................................    23

                                IFX CORPORATION
                        707 Skokie Boulevard, 5th Floor
                          Northbrook, Illinois 60062

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS


                                January 9, 2001

        The Board of Directors of IFX Corporation ("IFX" or the "Company") is asking for your proxy for use at the annual meeting of stockholders of IFX to be held on Thursday, January 9, 2001 at 10:00 a.m. local time and at any postponements or adjournments of the meeting. The meeting will be held at the office of Neal, Gerber & Eisenberg, Two North LaSalle Street, 22/nd/ Floor, Chicago, Illinois 60602. We are initially mailing this proxy statement and the enclosed proxy to stockholders of IFX on or about December 22, 2000. The principal executive offices of the Company are located at 707 Skokie Blvd., 5th Floor, Northbrook, IL 60062.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of seven directors, the amendment to the Option Plan and the ratification of Ernst & Young as our auditors.

What are IFX's voting recommendations?

        Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the amendment of the Plan and "FOR" the ratification of Ernst & Young as our auditors.

Who is entitled to vote?

        Only stockholders of record at the close of business on December 15, 2000 are entitled to notice of the annual meeting and to vote at the annual meeting or any postponements or adjournments thereof. Each share of Common Stock, entitles the holder to one vote on each matter to be voted on. Each share of the Company's Series A Preferred Stock (the "Preferred Stock") entitles the holder to one vote for each share of Common Stock into which the holder's Preferred Stock is convertible on the record date. For all matters submitted to stockholders for a vote except for directors, the holders of the Preferred Stock vote with the holders of Common Stock as a single class. The Preferred Stock voting as a single class elects one director (in addition to the directors elected by the holders of Common Stock). Holders of the Preferred Stock do not otherwise vote for the directors of the Company. The holders of Preferred Stock have elected Charles W. Moore as a director.

        IFX, the Casty Grantor Subtrust, Joel M. Eidelstein, Lee S. Casty, International Technology Investments, LC, Michael Shalom, and UBS Capital Americas III , L.P. and UBS Capital LLC (together, "UBS Capital") have entered into a Stockholders' Agreement dated as of June 15, 2000, as amended. Under the Stockholders' Agreement, UBS Capital, International Technology and the Casty Grantor Subtrust have agreed to vote their shares of Common Stock to elect to the Board of Directors one person nominated by UBS Capital (currently, Mark O.
Lama), one person nominated by International Technology (currently, Michael Shalom), one individual nominated by Joel M. Eidelstein (currently, Joel

M. Eidelstein), and one individual nominated jointly by Mr. Eidelstein and International Technology (currently, Zalman Lekach).

        As of December 15, 2000, there were 14,118,602 shares of Common Stock issued and outstanding and 2,030,869 shares of Preferred Stock issued and outstanding. As of such date, the issued and outstanding Preferred Stock was convertible into 2,030,869 shares of Common Stock.

What constitutes a quorum?

        If a majority of the shares of Common Stock outstanding on the record date and a majority of the outstanding shares of Preferred Stock at the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had approximately 14,118,602 shares of Common Stock outstanding and entitled to vote and 2,030,869 shares of Preferred Stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of IFX Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

How do I vote?

        You may vote in person at the annual meeting or you may vote by proxy by signing, dating and mailing the enclosed proxy card. If you vote by proxy, the individuals named on the card as proxy holders will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted "FOR":

     . The election of the seven nominees for director, . The amendment to our Option Plan, and . The ratification of Ernst & Young as our auditors.

Can I vote by telephone or electronically?

        No.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting by delivering to the Secretary of IFX a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request).

What vote is required to approve each item?

        Director nominees must receive the affirmative vote of a plurality of the shares represented at the meeting, meaning that the seven nominees for director with the most votes will be elected. The amendment of our Option Plan and the ratification of Ernst & Young requires the affirmative vote of a majority of the combined shares of Common Stock and Preferred Stock represented at the meeting.

Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

        Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

        IFX will bear the entire cost of the solicitation of proxies from its stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Except as described above, IFX does not presently intend to solicit proxies other than by mail

                                STOCK OWNERSHIP

        The following table sets forth information regarding beneficial ownership of the outstanding common stock of the Company as of December 15, 2000 by (a) each of our directors and executive officers, (b) all of our directors and executive officers as a group and (c) each person known by the Company to own more than five percent of the Common Stock of the Company.

                                            Amount and Nature of     Approximate Percent of
           Name / Address (1)               Beneficial Ownership             Class
Michael Shalom                                     4,510,201 (2)                     31.95 %
Joel Eidelstein                                      383,245 (3)                      2.71 %
Jose Leiman                                          105,997 (4)                           *
Zalman Lekach                                         89,268 (5)                           *
Burton J. Meyer                                      365,412 (6)                      2.59 %
George A. Myers                                        7,333 (7)                           *
Casty Grantor Subtrust(8)                          3,060,282                         21.68 %
International Technology Investments,              4,500,000                         31.87 %
LC(10)
Mark Lama(11)                                      3,530,869 (12)                    25.01 %
Charles Moore(11)                                  3,530,869 (12)                    25.01 %
UBS Capital Americas III(11)                       3,530,869 (12)                    25.01 %
--------------------------------------------------------------------------------------------

ALL EXECUTIVE OFFICERS AND                         8,992,325                         63.69 %
DIRECTORS AS A GROUP

* Less than one percent.

(1) The business address for Joel Eidelstein, Zalman Lekach, Michael Shalom, Burton Meyer, and George Myers is in care of IFX, 707 Skokie Blvd., 5th Floor, Northbrook, IL 60062.

(2) Includes 10,201 shares subject to an option which is currently exercisable and 4,500,000 shares of Common Stock held by International Technology. Mr. Shalom may be deemed to be an affiliate of International Technology and, accordingly, Mr. Shalom may be deemed to beneficially own the shares of Common Stock held by such entity.

(3) Includes 351,750 shares of Common Stock subject to an option granted to Mr. Eidelstein pursuant to the IFX 1998 Stock Option and Incentive Plan, which option currently is exercisable.

(4) Consists of 105,997 shares of Common Stock that Mr. Leiman may acquire upon exercise of currently exercisable options granted to him pursuant to our Option Plan.

(5) Includes 84,942 shares of Common Stock that Mr. Lekach may acquire upon exercise of currently exercisable options granted to him pursuant to our Option Plan.

(6) Includes 100,000 shares of Common Stock that Mr. Meyer may acquire upon exercise of an option granted to him by Lee S. Casty, which option currently is exercisable and 600 shares of Common Stock that Mr. Meyer may acquire upon exercise of an option granted to him by the Company, which option is currently exercisable. Also includes 237,812 shares of Common Stock that Mr. Meyer owns jointly with his spouse and 27,000 shares of Common Stock owned by Mr. Meyer's Individual Retirement Account.

(7) Consists of 6,733 shares of Common Stock held on behalf of Mr. Myers' minor children under the Uniform Gifts to Minors Act, and 600 shares of Common Stock that Mr. Myers may acquire upon exercise of an option granted to him by the Company, which option is currently exercisable.

(8) The Casty Grantor Subtrust's address is 2 North LaSalle, Suite 2200, Chicago, IL 60602.

(9) ITI's address is in care of Adorno & Zeder, 2801 S. Bayshore Drive, Suite 1600, Miami, Florida 33133.

(10) The address of Mark Lama, Charles Moore and UBS Capital Americas III is 299 Park Avenue, New York, New York 10171.

(11) 2,030,869 of these shares are preferred shares which are convertible on a one-for-one basis into Common Stock, including 176,544 preferred shares owned by UBS Capital LLC, an affiliate of UBS Capital Americas
        III. Mark Lama and Charles Moore as principals of an affiliate of UBS Capital Americas may be deemed to beneficially own the shares held by UBS. Mark Lama and Charles Moore disclaim such ownership.

                           PROPOSALS TO BE VOTED ON

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

        Seven directors will be elected at the Annual Meeting to serve for one-year terms. The Board of Directors has nominated and urges you to vote "FOR" the election of the seven nominees listed below. In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons then the number of nominees named.

        UBS Capital, International Technology and the Casty Grantor Subtrust, the beneficial owners of an aggregate of approximately 78.56% of the shares of Common Stock, have contractually agreed to vote all of their shares "FOR" election to the Company's Board of Directors of Mark O. Lama, Charles Moore, Michael Shalom, Joel Eidelstein and Zalman Lekach and have indicated to the Company their intent to vote "FOR" election of the other nominees.

Nominees for Election to the Board of Directors.

        The following is information regarding nominees for election as directors of the Company. Each of the nominees presently is serving as a director of the Company.

        Joel M. Eidelstein, 33, has served as a director of the Company since November 1990 and, since November 9, 1996, he has served as the President of the Company. Mr. Eidelstein graduated from Brandeis University in May 1988. From June 1988 until June 1996, he was an independent commodity futures trader and a floor manager with Index Futures Group, Inc. Mr. Eidelstein also is a principal shareholder of ePagos, Inc., an Internet communications software development company in which IFX owns an interest.

        Michael Shalom, 29, was elected as IFX's Chief Executive Officer on September 8, 1999 and has served as a director of Emerging Networks, Inc., a subsidiary of IFX, since November 1998. Prior to July 1999, Mr. Shalom was a principal of, and was actively involved in the management of the INTCOMEX group of companies, which group is a Latin American wholesale distributor of microcomputers, networking products, mass storage products, multimedia products, computer peripheral equipment and computer components. Mr. Shalom is also a principal at ITI.

        Zalman Lekach, 33, has served as a director of the Company since February 1997. Mr. Lekach has served as the Company's Vice President of Mergers and Acquisitions since May 24, 1999 and, since February 2000, as the Company's Chief Operating Officer. Prior to joining IFX, Mr. Lekach served as President and Chief Operating Officer of Parlux Fragrances, Inc., an international designer, manufacturer and marketer of fragrances ("Parlux") from 1995 until December 1998. He became a director and an executive officer of Parlux, S.A., Parlux's French subsidiary, in May 1990. Mr. Lekach received a B.A. from Cornell University.

        George A. Myers, 50, has served as a director of the Company since November 1990. Mr. Myers has been managing general partner of MC Capital, a diversified real estate company with offices in Chicago, Illinois, Phoenix, Arizona, and San Diego, California since 1981.

        Burton J. Meyer, 53, has served as a director of the Company since May 1999. Mr. Meyer previously served as director of the Company from August 1986 until July 1, 1996 and as President of the Company from July 1987 until July 1, 1996. Mr. Meyer served as an Executive Vice President of E.D. & F. Man International, an international futures and conglomerate brokerage, from July 1996 to June 30, 2000.

        Mark O. Lama, 39, was elected to the board of directors IFX in June 2000 and Tutopia in August 2000. Mr. Lama is a principal of UBS Capital Americas which manages $1.5 billion in private equity commitments dedicated to investments in North and South America, including investments in the telecommunications, software, and Internet sectors. Prior to joining UBS Capital Americas in 1998, he worked in the U.S. and Latin America groups of Chase Capital Partners (a private equity firm), the Banking and Corporate Finance Group of Chemical Bank and the Emerging Markets group at Salomon Brothers, Inc. Mr. Lama holds an M.B.A. from Harvard Business School, a B.S. from Columbia University and a B.A. from Colgate University.

        Charles W. Moore, 34, was elected to the board of directors of IFX in June 2000 and Tutopia in August 2000. Mr. Moore has been elected to serve as the Preferred Stock Director. Mr. Moore is partner of UBS Capital Americas which manages $1.5 billion in private equity commitments dedicated to investments in North and South America, including investments in the telecommunications, software, and Internet sectors. In this role, Mr. Moore has senior responsibility for all telecommunications-related investments of UBS Capital Americas. Prior to joining UBS Capital, Mr. Moore invested for Greenwich Street Capital Partners, LP from November 1994 to March 1997 and prior thereto worked at Morgan Stanley & Co. in their investment banking division. Other boards of directors on which Mr. Moore serves include: Aduronet, Ltd. (London, UK); WorkNet Communications (St. Louis, MO); Netstream Communications (Roseville,
CA); eYak, Inc. (Boston, MA); PF.Net (Reston, VA); Netrail, Inc.(Atlanta, GA); Dynamicsoft, Inc. (East Hanover, NJ); and Tutopia.com, Inc., (Miami, FL Pan-Latin ISP), a former subsidiary of the Company. Mr. Moore is a graduate of the University of Michigan and the University of Chicago Graduate School of Business.

        Our Board recommends that you vote "FOR" all of the nominees for election as directors.

                                 PROPOSAL TWO:
                       APPROVAL OF AMENDMENT TO INCREASE
                  THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE
                             UNDER THE OPTION PLAN

        The Board of Directors, subject to obtaining stockholder approval, has adopted an amendment to the 1998 IFX Stock Option and Incentive Plan (the "Option Plan") to increase the number of shares of Common Stock reserved for issuance from 1,800,000 shares to 3,900,000 shares and recommends that the stockholders approve such amendment. As of December 15, 2000, awards covering 1,800,000 shares of Common Stock had been granted and were outstanding under the Option Plan. An additional 647,667 shares of Common Stock had been granted under the Option Plan subject to approval of this Proposal Two.

        The Option Plan was adopted by the Board of Directors on November 10, 1998 and approved by the stockholders of IFX on February 3, 1999. The Option Plan was amended by the stockholders on November 9, 1999 to increase the number of shares reserved for issuance from 900,000 to 1,800,000. The shares reserved for issuance under the Option Plan may be issued in the form of incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options that are not intended to qualify under Section 422 of the Code ("NSOs") and shares of restricted Common Stock ("Restricted Stock"). The Option Plan also authorizes the award of phantom stock and stock appreciation rights ("SARs"). The purposes of the Option Plan are to
(a) attract and retain high quality directors, officers, employees and consultants of the Company or any of its subsidiaries, (b) motivate such persons to promote the long-term success of the business of the Company and its subsidiaries, and (c) reward individual achievement and enable directors, officers, employees and consultants of the Company and its subsidiaries to participate in the long-term growth and financial success of the Company.

        The Board of Directors believes that the number of shares currently available under the Option Plan will be insufficient to achieve the purposes of the Option Plan, as stated above, during the next twelve to eighteen months. The Board believes that the grant of equity incentives as a significant component of compensation are standard and expected in the Internet industry. Accordingly, the Board recommends an increase in the number of shares reserved for issuance under the Option Plan from 1,800,000 shares to 3,900,000 shares. UBS, the owners of approximately 25.01% of the Company's Preferred Stock, have contractually agreed to vote all of their shares "FOR" the amendment to the Option Plan.

        If this Proposal Two is approved, Section 3 of the Option Plan would read as follows:

        "3.    Stock Subject to the Option Plan.
               --------------------------------

               Except as otherwise provided in Section 13, the aggregate number of shares of Common Stock that may be issued under Options or as Restricted Stock under this Plan may not exceed 3,900,000 shares of Common Stock. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder shall terminate or expire, as to any number of shares, new Options, and Restricted Stock may thereafter be awarded with respect to such shares. Except as otherwise provided in Section 13, no Participant may be granted awards under the Option Plan in any calendar year in respect of more than 300,000 shares of Common Stock."

        The Company's ability to attract and retain qualified employees could be impeded if additional shares are not available for grant under the Option Plan. In addition, the Company generally grants Options to key employees of businesses acquired by the Company.

        The following is a summary description of the material features of the Option Plan.

        Administration. The Option Plan is administered by the Board's Compensation Committee. Each member of the Compensation Committee qualifies as an outside or non-employee director as defined by Section 162(m) of the Code and/or the Securities Exchange Act of 1934 to the extent necessary for the grant of awards under the Option Plan to qualify for favorable tax or securities treatment. Subject to the express provisions of the Option Plan, the Compensation Committee has sole discretion to select which individuals are eligible to participate in the Option Plan, who will receive awards under the Option Plan, and the pricing and vesting schedule of awards. The Compensation Committee also has authority to interpret the Option Plan and to establish, rules and regulations relating to the Option Plan.

        Eligibility. Awards under the Option Plan may be granted to officers, employees, non-employee directors, independent contractors or consultants of the Company or any subsidiary, and to persons to whom an offer of employment has been extended. Currently, not more than 1,800,000 shares of Common Stock may be issued pursuant to awards granted under the Option Plan; however, if Proposal Two is approved, the maximum number of shares that may be issued under the Option Plan will be increased to 3,900,000 shares. There is no minimum number of shares that may be granted to any participant; however, no participant in the Option Plan may be granted awards in any calendar year in respect of more than 300,000 shares of Common Stock. Common Stock issued under the Option Plan may be authorized but unissued shares of Common Stock, or shares that have been reacquired by the Company and held in treasury. Upon the expiration or termination of options or other awards granted under the Option Plan, the shares of Common Stock that were subject to such awards will be available to cover awards subsequently granted under the Option Plan.

        Exercise Price of Options. The exercise price for each award under the Option Plan is determined by the Compensation Committee at the time the award is granted and will be specified in an option or other applicable agreement. The exercise price of an ISO may not be less than the fair market value of the Common Stock on the date the ISO is granted; however, there are no restrictions on the exercise price of an NSO. "Fair market value" under the Option Plan is determined by the Compensation Committee, in good faith, taking into account the price of the Common Stock as reported on the Nasdaq SmallCap Market.

        Terms of Options. The exercise price of Options granted under the Option Plan is payable in cash, by the participant's delivery to the Company of shares of Common Stock with a fair market value equal to the exercise price, pursuant to a cashless exercise arrangement with a broker or in such other form of consideration as the Compensation Committee may approve.

        Exercise of Awards. Unless otherwise determined by the Compensation Committee, awards under the Option Plan are exercisable for ten years after the date of grant, and vest, in specified increments, over the three years following the date of grant. Awards terminate (a) if the participant's employment with the Company is terminated for cause, (b) 30 days after the participant's termination of employment with the Company for any other reason, other than death or permanent disability, or (c) one year following the participant's death or permanent disability. Options, SARs and phantom stock are not transferred except by will or inheritance law, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code.

Certain Federal Income Tax Consequences. Following is a brief summary of the principal federal income tax consequences of awards under the Option Plan. This summary is not an exhaustive description and does not describe all applicable federal, state or local tax laws.

               Incentive Stock Options. A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of Common Stock received on the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder's income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the option holder's "alternative minimum tax" under the Code. If an option holder does not dispose of such shares of Common Stock within two years after the ISO was granted or one year after the ISO was exercised, whichever is later, then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying Common Stock.

               If an option holder makes a "disqualifying disposition," the option holder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the ISO Stock on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of the ISO Stock minus the exercise price. In such event, the Company will be entitled to a deduction in an amount equal to the ordinary income realized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an option holder's hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

               Non-Qualified Stock Options. No income is realized by an option holder upon the grant of an NSO. Upon the exercise of an NSO, however, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price will be taxed as ordinary income to an option holder and the Company will be entitled to a deduction in an equal amount. Such amount will not be an adjustment to income in computing alternative minimum taxable income. Upon subsequent sales of NSO Stock, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in an option holder's hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of such exercise.

               Other Awards. No income is realized by a holder of SAR or phantom stock at the time the SAR or phantom stock is granted; however, upon exercise, the amount of cash or the fair market value of the shares of Common Stock received will be taxable as ordinary income to the holder and the Company will be entitled to a deduction in an equal amount.

               Section 162(m). Section 162(m) of the Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that is paid by the Company to its president and to its four most highly compensated officers (other than the president) as determined at the end of the Company's taxable year. Section 162(m) and its proposed regulations provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is "qualified performance-based compensation" within the meaning of the proposed regulations. The Option Plan generally is intended to satisfy the requirements set forth in the proposed regulations with respect to "qualified performance-based compensation"
     with respect to options that are exercisable at an exercise price of not less than 100% of the fair market value of a share of Common Stock on the date of grant. However, if an option is exercisable at a price less than 100% of the price of a share of Common Stock on the date of grant, the compensatory element of such NSO (i.e., the excess of the such fair market value over the exercise price) will not constitute "qualified performance-based compensation."

     Miscellaneous. The Option Plan is not qualified under Section 401 of the Code. In addition, the Option Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Summary of Awards

     From November 10, 1998 through December 15, 2000, the following awards have been granted under the Option Plan:

                IFX 1998 STOCK OPTION AND INCENTIVE PLAN AWARDS

                                                             Number of Shares
                                                             of Common Stock
               Name and Position                            Subject to Options
               -----------------                            ------------------
               Michael F. Shalom, CEO                             30,000
               Joel M. Eidelstein, President                     600,000
               Jose Leiman, CFO                                  227,500
               Zalman Lekach                                     374,167
               All Current Executive Officers as a Group       1,231,667/(1)/
               Non-Executive Officer Employees                 1,215,000/(2)/

__________

 (1) Includes 371,667 shares of Common Stock granted as options subject to stockholder approval of Proposal Two.

 (2) Includes 275,000 shares of Common Stock granted as options subject to stockholder approval of Proposal Two.

     Because the value of the options depends upon the market value, from time to time, of the underlying shares of Common Stock, the Company is unable to readily determine the value of such option grants.

     Michael Shalom, Joel Eidelstein and Zalman Lekach have all been granted options which are subject to stockholders approval of this proposal.

Recommendation of the Board of Directors

     The Board of Directors of the Company unanimously recommends that stockholders vote FOR the amendment to the Option Plan to increase the number of shares available for issuance under the Option Plan.

                                PROPOSAL THREE:
                       RATIFICATION OF THE ENGAGEMENT OF
                                 ERNST & YOUNG

     Ernst & Young LLP audited the Company's financial statements for fiscal year 2000. The Board of Directors has engaged Ernst & Young LLP to audit the financial statements of the Company for fiscal year 2001, subject to ratification by the stockholders.

     On July 1, 1999, IFX filed a Current Report on Form 8-K with the Securities and Exchange Commission to disclose that it had dismissed Arthur Andersen LLP and appointed Ernst & Young LLP as its independent auditors for the fiscal year ending June 30, 1999. The decision to dismiss Arthur Andersen LLP was not based upon any disagreement between IFX and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The reports of Arthur Andersen LLP as of and for the fiscal years ended June 30, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles. During the registrant's fiscal years ended June 30, 1998 and 1997, and during the subsequent interim periods prior to June 28, 1999, there were no (i) disagreements between the registrant and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the registrant's financial statements, or (ii) "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

     It is expected that a representative of Ernst & Young LLP will be available during the Annual Meeting and will have an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

Recommendation of the Board of Directors

     The Board of Directors of the Company unanimously recommends that stockholders vote FOR ratification of Ernst & Young LLP as independent auditors.

                       BOARD STRUCTURE AND COMPENSATION

Board of Directors

     Directors are elected on an annual basis. Each director of the Company holds office until the next annual meeting of stockholders or until that director's successor has been elected and qualified. The number of directors that constitute the full board is fixed from time to time by resolution of the Board of Directors. On June 15, 2000, the Board of Directors increased the number of members of the Board to seven members and elected Charles Moore, Mark Lama and Michael Shalom to fill the vacancies created by this increase and by the resignations of Colleen M. Downes and Joseph Matalon. There are seven persons currently serving as directors, all of whom have been nominated for reelection to the Board. During fiscal year 2000, the Board of Directors held 14 meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. Each of the current directors attended at least 75% of all meetings of the Board of Directors during fiscal year 2000 called during the time he or she served.

Compensation of Directors

     Directors do not receive cash compensation in connection with their duties as directors, but may be reimbursed for expenses incurred by them in connection with their services as directors.

     The Company grants stock options under our Directors Stock Option Plan to each director who is not an IFX employee. Under this plan, we grant each non-employee director an option to buy 450 shares of our Common Stock when the director is first elected and an option to buy an additional 450 shares of Common Stock at each annual meeting until he or she is no longer a director. If a director serves on a committee of the board, he or she is granted an additional option to buy 75 shares for each year of service. The exercise price for the options is equal to 100% of the fair market value of our Common Stock on the date of grant. The options cannot be exercised until six months after the date of grant. Each option terminates on the earlier of a director's termination for cause, one year after a director's death, or ten years from the date of grant. Burton J. Meyer and George A. Myers were each granted an option to buy 600 shares of Common Stock, as of November 9, 1999. Mr. Eidelstein, Mr. Lekach and Mr. Shalom, as employees, did not receive any options under the plan.

Committees of the Board of Directors

     The Board of Directors has a standing Audit Committee and Compensation Committee to assist the Board in the discharge of its responsibilities. The current members of the Audit Committee are George Myers, Burton J. Meyer and Mark O. Lama. All members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the NASD Listing Rules. The Audit Committee held no meetings during fiscal year 2000 and the Compensation Committee held one meeting which was attended by all of its members.

     The Compensation Committee develops and oversees the Company's compensation policy and approve salaries and annual bonuses for senior management of the Company. The Compensation Committee currently consists of George Myers, Burton
J. Meyer and Charles W. Moore.

     Report of the Audit Committee

          The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors (attached as an appendix to this Proxy Statement). The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

          Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

          In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm's independence.

          Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 filed with the Securities and Exchange Commission.

                                      SUBMITTED BY THE AUDIT COMMITTEE OF
                                      THE BOARD OF DIRECTORS

                                      George A. Myers
                                      Burton J. Meyer
                                      Mark O. Lama

Compensation Committee Interlocks and Insider Participation

     The current members of the compensation committee are George A. Myers, Burton J. Meyer and Charles W. Moore. Mr. Meyer previously served as an officer of IFX from 1987 to June 1996.

     On July 1, 1996, IFX sold assets to E.D.& F. Man International, Inc.
Burton J. Meyer, a director of IFX and a member of IFX's Compensation Committee, served as Executive Vice President of E.D.& F. Man International, Inc. from July 1996 to June 30, 2000.

     Mr. Moore is a partner of UBS Capital Americas, LLC, an affiliate of UBS Capital Americas III, L.P. and UBS Capital LLC, which together purchased $25 million of IFX Preferred Stock in June and July 2000 and $20 million of preferred stock in Tutopia.com, Inc. in August 2000. Until August 31, 2000, Tutopia was a subsidiary of IFX. IFX currently owns a minority interest in Tutopia. Mr. Moore has an investment interest in UBS and thus may benefit from both sides of transactions involving UBS and IFX-related entities.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Director, among other things, develops and oversee the Company's compensation policy and approve salaries and annual bonuses for senior management of the Company. The Compensation Committee currently consists of George A. Myers, Burton J. Meyer and Charles W. Moore.

     The Company's compensation policy for senior management historically consisted almost exclusively of cash salaries and, from time to time, discretionary performance bonuses. In fiscal year 1999, the Board of Directors implemented a change in the Company's compensation policy to add a significant long-term equity component to the compensation paid to its senior management. The Board's goal was to strengthen the Company's ability to recruit, motivate and retain highly-qualified individuals. The Compensation Committee believes that stock options and restricted stock, which vest over time and will be subject to forfeiture, better align the interests of the Company's senior management with the interests of the Company's stockholders. The Compensation Committee also believes that substantial equity ownership by individuals in leadership positions within the Company will help to ensure that such individuals remain focused on building stockholder value.

     In reviewing annual salary, salary increases and equity compensation for individual executive officers, including the chief executive officer, the Compensation Committee consider various factors, such as the executive's contribution to the Company's operating effectiveness and profitability; the executive's achievement of pre-established goals and performance targets; the level of responsibility, scope and complexity of such executive's position relative to other executive management; and the salary levels of other companies in the same industry.

     December 22, 2000

                                   SUBMITTED BY THE COMPENSATION COMMITTEE OF
                                   THE BOARD OF DIRECTORS

                                   George A. Myers
                                   Burton J. Meyer
                                   Charles W. Moore

                    COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG IFX CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                             AND INDUSTRY INDICES

     IFX's primary business was providing commodity brokerage services until July 1996 when we sold substantially all of these assets. From July 1996 through February 1999, IFX's revenues consisted primarily of payments and earnings related to these discontinued operations. The Nasdaq Financial Stocks Index provides an appropriate basis for historical comparison.

     In November 1998, the Company started its Internet business in Latin America. On an ongoing basis we will compare the Company's performance to the cumulative total return of MG Industry Group 850 Internet Service Providers.

     The graph below compares the cumulative total shareholder return on the Common Stock since the Company's fiscal year ended June 1995 with the cumulative total return of the Nasdaq Stock Market (US) and the Nasdaq Total Return for Nasdaq Financial Stocks over the same period (assuming the investment on June 30, 1995 of $100 in each of Common Stock, the Nasdaq Stock Market (US) and the Nasdaq Total Return for Nasdaq Financial Stocks).





                                              Fiscal Year Ended June 30,
                                             1995          1996          1997          1998          1999         2000
------------------------------------------------------------------------------------------------------------------------
IFX Corporation                            $100.00       $100.00        $139.99      $243.93      $2,367.24    $1,487.52
------------------------------------------------------------------------------------------------------------------------
NASDAQ Financial Index                      100.00        130.20         190.68       247.97         255.55       201.31
------------------------------------------------------------------------------------------------------------------------
NASDAQ Market Index-U.S. Cos.               100.00        128.39         156.14       205.51         295.62       436.92
------------------------------------------------------------------------------------------------------------------------

     The graph below compares on a quarterly basis the cumulative total shareholder return on the Common Stock since the Company's fiscal year ended June 1999 with the cumulative total return of the Nasdaq Stock Market (US) and the Total Return for MG Industry Group Internet Service Providers over the same period (assuming the investment on June 30, 1999 of $100 in each of Common Stock, the Nasdaq Stock Market (US) and the MG Industry Group Internet Service Providers).


                                                   Fiscal Quarter Ended
-------------------------------------------------------------------------------------------------------------------
                                           6/30/1999        9/30/1999      12/31/1999      3/31/2000      6/30/2000
-------------------------------------------------------------------------------------------------------------------
IFX Corporation                             $100.00          $124.66        $179.05         $190.54        $62.84
-------------------------------------------------------------------------------------------------------------------
Internet Service Providers                   100.00            94.19         142.54          145.10         91.82
-------------------------------------------------------------------------------------------------------------------
NASDAQ Market Index-U.S. Cos.                100.00           102.48         151.46          169.99        147.80
-------------------------------------------------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the report presented above and the performance graph following the report shall not be incorporated by reference into any such filings.


                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

     The following table presents the total compensation paid or accrued during fiscal years 2000, 1999 and 1998 to each of our executive officers.

     Summary Compensation Table

                                                          Annual                       Long Term
                                                       Compensation                  Compensation
                                                       -------------                 ------------
                                       Year                                           Securities
Name and Principal                    Ended                                       Underlying Options
------------------
Position                             June 30         Salary        Bonus
--------                             -------
                                                       ($)          ($)                   (#)
                                                    --------     --------         ------------------
Michael F. Shalom, CEO                 2000         $162,500     $ 50,000                30,000
                                       1999            --           --                     --
                                       1998            --           --                     --

Joel M. Eidelstein,                    2000         $150,000     $ 50,000               300,000
President                              1999         $ 50,000        --                  300,000
                                       1998         $ 24,000        --                     --

Jose Leiman, CFO                       2000         $225,000     $ 25,000               227,500
                                       1999            --           --                     --
                                       1998            --           --                     --

Zalman Lekach, COO                     2000         $151,200     $225,000               374,167
                                       1999         $ 24,600        --                     --
                                       1998            --           --

     We refer you to "Election of Directors" above for biographies of Joel Eidelstein, Michael Shalom and Zalman Lekach. Jose Leiman, age 40, has served as Chief Financial Officer of the Company since August 1, 1999. From March 1996 to June 1999, Mr. Leiman was a CPA and tax attorney with Ernst & Young LLP, an international accounting firm. Prior to joining Ernst & Young LLP, Mr. Leiman was an attorney with Dewey Ballantine LLP, an international law firm. Mr. Leiman has also worked as a CPA with Price Waterhouse Coopers.

     Employment and Change of Control Agreements

     Mr. Eidelstein serves as the President of the Company pursuant to a three-year employment agreement which commenced on January 1, 2000. The term of the employment agreement is subject to automatic extensions unless notified otherwise by either the Company or Mr. Eidelstein. Mr. Eidelstein's base salary is $225,000 per year for the year 2000 and $250,000 per year thereafter. He is eligible to receive a $50,000 bonus per year if certain performance criteria are met. If Mr. Eidelstein is involuntarily terminated during the term of the employment agreement (except for cause) he receives a lump sum amount of accrued but unpaid salary and a pro-rata bonus and all of his options immediately vest. He also receives an amount equal to the product of the number of whole and fractional years remaining until the end of the employment agreement's term multiplied by his annualized current salary plus bonus for the prior year. If Mr. Eidelstein is terminated within two years after a "Change of Control", he receives an amount equal to the product of the number of whole and fractional years remaining until the end of the employment agreement's term multiplied by three times his annualized current salary and highest previous annual bonus. The agreement prohibits Mr. Eidelstein from disclosing confidential information regarding the Company, and during the period of his employment with the Company and for one year thereafter, being involved in any capacity with any business competitive with the Company in the United States, Latin America or in any other market in which the Company is then conducting business.

     Mr. Shalom serves as the Chief Executive Officer of the Company pursuant to a three-year employment agreement which commenced on January 1, 2000. The term of the employment agreement is subject to automatic extensions unless notified otherwise by either the Company or Mr. Shalom. Mr. Shalom's base salary is $225,000 per year for the year 2000 and $250,000 per year thereafter. He is eligible to receive a $50,000 bonus per year if certain performance criteria are met. If Mr. Shalom is involuntarily terminated during the term of the employment agreement (except for cause) he receives a lump sum amount of accrued but unpaid salary and a pro-rata bonus and all of his options immediately vest. He also receives an amount equal to the product of the number of whole and fractional years remaining until the end of the employment agreement's term multiplied by his annualized current salary plus bonus for the prior year. If Mr. Shalom is terminated within two years after a "Change of Control", he receives an amount equal to the product of the number of whole and fractional years remaining until the end of the employment agreement's term multiplied by three times his annualized current salary and highest previous annual bonus. The agreement prohibits Mr. Shalom from disclosing confidential information regarding the Company, and during the period of his employment with the Company and for one year thereafter being involved in any capacity with any business competitive with the Company in the United States, Latin America or in any other market in which the Company is then conducting business.

     Under the agreements of Messrs. Eidelstein and Shalom, a "Change of Control" is defined as occurrence of any one of the following events: (a) any consolidation, merger or other similar transaction involving IFX, if IFX is not the continuing or surviving corporation, or which contemplates that all or substantially all of the business and/or assets of IFX will be controlled by another corporation; (b) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of IFX; (c) approval by the stockholders of IFX of any plan or proposal for the liquidation or dissolution of IFX, unless such plan or proposal is abandoned within 60 days following such approval; (d) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding shares of voting stock of IFX; provided,
                                                                 --------
however, that for purposes of the foregoing, "person" excludes Lee S. Casty,
-------
International Technology Investments, LC or any of their Affiliates, any underwriter purchasing shares of IFX with the intent of reselling them, or any sale to GEM (or its affiliates); or (e) if, during any period of 24 consecutive calendar months commencing on the date of this Agreement, those individuals (the "Continuing Directors") who either (i) were directors of IFX on the first day of
 --------------------
each such period, or (ii) subsequently became directors of IFX and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of IFX, cease to constitute a majority of the board of directors of IFX.

     Mr. Leiman serves as the Chief Financial Officer of the Company pursuant to an employment agreement which commenced on July 1, 1999 and terminates on June 30, 2001. Mr. Leiman's base salary is $225,000 per year. He is eligible to receive a bonus based on the discretion of the Board of Directors.

If Mr. Leiman is involuntarily terminated during the term of the employment agreement (except for cause) he receives a lump sum amount of all remaining base salary until the end of the term and all of his options immediately vest. In the event of a "Change of Control", he receives a lump sum amount equal to twice his annual base salary and his options become exercisable immediately prior to the date of the Change of Control. A "Change of Control" is defined as (i) the dissolution or liquidation of IFX, (ii) either (A) the occurrence of a merger or consolidation, or (B) a transaction in which IFX becomes a subsidiary of another corporation, and in either case, in which the voting securities of IFX which are outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting securities of IFX or such surviving entity immediately after such merger or consolidation, (iii) such time that Lee S. Casty and his affiliates and International Technology and its affiliates own less than one-third of the outstanding voting securities of IFX,
(iv) an acquisition by a person or entity of voting securities of IFX entitling such person to the same voting power (or greater voting power) as held by Lee S. Casty and International Technology combined, or (v) the sale of all or substantially all of the assets of the Employer. The agreement prohibits Mr. Leiman from disclosing confidential information regarding the Company, and during the period of his employment with the Company and for one year thereafter (unless he is involuntarily terminated without cause) being involved in any capacity with any business competitive with the Company in the United States, Latin America or in any other market in which the Company is then conducting business.

     Mr. Lekach serves as the Chief Operating Officer of the Company pursuant to an employment agreement dated as of May 24, 1999, as amended on April 1, 2000. The agreement terminates on May 23, 2001 but is automatically extended for a period of two years unless prior notice is given by either party. Mr. Lekach's current base salary is $185,000 per year and shall be increased to $200,000 per year on December 1, 2000. If Mr. Lekach is involuntarily terminated during the term of the employment agreement (except for cause) he receives all of his remaining base salary for the entire length of the term and all of his options immediately vest. The agreement prohibits Mr. Lekach from disclosing confidential information regarding the Company, and during the period of his employment with the Company and for one year thereafter (unless he is involuntarily terminated without cause) being involved in any capacity with any business competitive with the Company in the United States, Latin America or in any other market in which the Company is then conducting business.

     Option Grants and Exercises in Fiscal Year 2000

     The following table sets forth information with respect to options that were granted in fiscal year 2000 to our executive officers.

                                                 Option Grants Table
                                          Option Grants in Fiscal Year 2000
                                          ---------------------------------
                      Number of         Percent of
                      Securities      Total Options    Exercise                           Potential Realizable Value at
                      Underlying        Granted To       Price                                 Assumed Annual Rates
                       Options         Employees In                Expiration              Of Stock Price Appreciation
      Name             Granted         Fiscal Year     ($/Share)      Date                       for Option Term
      ----             -------         ----------      ---------      ----                       ---------------
                                                                                      0%             5%              10%
                                                                                      --             --              ---
Michael F.              12,892              1%            8.75     01/01/2010       298,128        556,559          953,047
Shalom
                        17,108              1%            8.75     06/12/2010        46,512        169,905          359,216

Joel M.                128,924              7%            8.75     01/01/2010     2,981,368      5,565,761        9,530,766
Eidelstein
                       171,076              9%            8.75     06/12/2010       465,113      1,699,013        3,592,075

Jose Leiman             33,333              2%           12.00     07/01/2009       210,415        594,296        1,183,250
                        15,000              1%           15.00     07/01/2009        49,688        222,436          487,468
                        33,333              2%           15.00     07/01/2009       110,416        494,297        1,083,252
                        33,334              2%           18.00     07/01/2009        10,417        394,309          983,282
                        12,500              1%           20.00     12/01/2009            --        141,952          374,119
                        42,975              2%            8.75     01/01/2010       116,812      1,855,268        3,176,947
                        57,025              3%            8.75     06/12/2010       155,037        566,334        1,197,351

Zalman Lekach           15,000              1%           15.00     05/24/2009        51,563        225,490          492,331
                         8,308              -             8.75     07/01/2009        79,445        175,125          321,917
                        19,134              1%            8.75     10/01/2009       263,093        533,839          949,221
                        12,500              1%           20.00     12/01/2009            --        141,952          374,119
                        19,225              1%            8.75     01/01/2010       444,578        829,960        1,421,217
                       128,924              7%            8.75     01/01/2010     2,981,368      5,565,761        9,530,766
                       171,076              9%            8.75     06/12/2010       465,010      1,699,013        3,592,075

(1) Options that expire on June 12, 2010 are subject to stockholder approval of additional options under the stock option plan.

(2) The amounts shown in these columns are the result of calculations at assumed annual rates required by the SEC and are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

     The following table sets forth information with respect to options to purchase shares of the Company's Common Stock that were granted in fiscal year 2000 to each of the executive officers named in the Summary Compensation Table above. No stock appreciation rights ("SARs") were granted to any of the persons listed on the table below during fiscal year 2000. No stock options were exercised by any of our directors or executive officers during fiscal year 2000.


                               Individual Grants
                               -----------------

                                                                  Number of Securities
                                                                 Underlying Unexercised
                                                                    Options/SARs at
                                                                    ---------------
                     Shares Acquired on                              June 30, 2000
                     ------------------                              -------------
Name                      Exercise        Value Realized ($)   Exercisable/Unexercisable
----                      --------        ------------------   -------------------------

Michael F. Shalom            0                    0                    0 / 30,000
Joel M. Eidelstein           0                    0                201,000 / 399,000
Jose Leiman                  0                    0                 39,102 / 188,398
Zalman Lekach                0                    0                 14,546 / 359,621

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership and to provide copies of such reports to the Company and to the Nasdaq Stock Market. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that all officers, directors and 10% beneficial owners complied with all Section 16(a) filing requirements during fiscal year 2000, except for Burton G. Meyer, George A. Meyers, Joel M. Eidelstein, Mike Shalom and Jose Leiman, each of whom filed one late report required to be filed on Form 5, and Zalman Lekach, who has filed one late report required to be filed on Form 5 and one late report required to be filed on Form 4.

                             CERTAIN TRANSACTIONS

     C. Adams Note Receivable. Prior to fiscal year 1996, FX Chicago, Inc. made loans of $611,400 to C. Adam Ltd. (successor in interest to SRC, Inc.), an entity affiliated with Lee Casty, a then significant stockholder of IFX. The loans were evidenced by a demand note bearing interest at 8%, which rate subsequently was amended to equal the prime rate. On May 10, 2000, the amounts outstanding under the note were repaid by transferring to FX Chicago, Inc. 31,480 shares of IFX Common Stock with an aggregate fair market value equal to the amount outstanding. The fair market value of shares tendered to repay the note were valued at the average of the closing bid and ask price of Common Stock as reported by the Nasdaq SmallCap Market on each of the three trading days ending on the trading date immediately prior to the delivery of the Common Stock to FX Chicago, Inc. The Company earned interest income of $29,800, $39,400 and $52,400 on this note, on a consolidated basis, during the fiscal years ended June 30, 2000, 1999, and 1998, respectively.

     Loans to ePagos, Inc. During fiscal year 1999, the Company made a short-term loan to ePagos, Inc. (formerly Telcom.Net, L.P.) in the amount of $50,000 and paid expenses of approximately $65,000 on their behalf. As of June 30, 2000, all amounts owed to the Company had been collected. Joel Eidelstein, President of the Company, indirectly owns a minority interest in ePagos. IFX currently owns approximately 17% of ePagos' stock on a fully-diluted basis.

     International Technology Investments. Each of Joseph M. Matalon, a former director of the Company, and Michael Shalom, the Company's Chief Executive Officer, is an affiliate of International Technology Investments, LC ("International Technology" or "ITI"). In November 1998, IFX entered into an agreement with International Technology in which International Technology contributed $1 million to IFX and International Technology received 500,000 shares of Common Stock from IFX, at a price of $2.00 per share, for its contribution and the option to acquire 5.5 million IFX shares. As of the date of this report, International Technology has contributed $12 million in additional capital to IFX in exchange for 6,000,000 additional shares of Common Stock from IFX, at a purchase price of $2.00 per share.

     In January 2000, in connection with the exercise of its options to purchase IFX shares, International Technology issued a note to the Company in the principal amount of $4,950,000, with an interest rate of 7%. The note was repaid in its entirety in May 2000.

     Facilito.com IFX owns approximately a 49.9% interest in Facilito, a company which provides e-commerce solutions. The remaining 50.1% interest in Facilito is held by The Intcomex Group. The Intcomex Group is owned by family members of Michael Shalom, IFX's Chief Executive Officer. Facilito intends to source a significant portion of its merchandise for its e-commerce sales from Intcomex. In addition, during April 2000, IFX entered into an agreement with Facilito in which it agreed to provide Facilito with web referrals from its Tutopia customers and network services in exchange for certain fees.

     Yupi Shares. Pursuant to an Amended and Restated Stock Purchase Agreement, dated as of June 12, 2000, between IFX Online, Inc., a subsidiary of the Company, and Lee Casty, a then significant stockholder of IFX, IFX Online sold a part of its shares of Yupi Preferred Stock to Mr. Casty for a total purchase price of $5 million. The proceeds were used for the Company's working capital. The exact number of Yupi preferred shares to be transferred by IFX to Mr. Casty will be fixed upon the initial public offering of Yupi shares, or, in the absence of a Yupi public offering, then upon the occurrence of certain other valuation events, but in no event will the number of shares be fixed later than February 24, 2001.

     Tutopia.com, Inc. On August 31, 2000, an entity controlled by Lee Casty, purchased approximately 2,317,500 preferred shares of Tutopia.com, Inc. in exchange for $4.9 million. At the time of this transaction, IFX controlled approximately 85% of the Tutopia.com, Inc. stock.

     UBS Capital Americas. Mr. Moore is a director and Mr. Lama a principal of UBS Capital Americas, LLC, an affiliate of UBS Capital Americas III, L.P. and UBS Capital LLC, which together purchased $25 million of IFX Preferred Stock in June and July 2000 and $15 million of preferred stock in Tutopia.com, Inc., a former subsidiary of IFX, in August 2000. Mr. Moore and Mr. Lama have an investment interest in UBS and thus may benefit from transactions between UBS on the one hand and IFX and its subsidiaries on the other.

     IFX's Legal Counsel. Scott J. Bakal is the trustee of the Casty Grantor Subtrust, which owns 22.94% of the outstanding stock of IFX (assuming the conversion of the preferred shares to common shares). Mr. Bakal is a partner in the law firm of Neal, Gerber & Eisenberg which provides legal services on a regular basis to IFX.

     Tutopia Share Purchases. During the past fiscal year, James Casty, a trust established for Scott Casty, and Nikrey Investment Group LP, a company substantially all of which is owned by Ronald Casty, purchased shares of Class B Common Stock of Tutopia at a price of $3.00 per share. James Casty, Scott Casty and Ronald Casty are brothers of Lee Casty, who was then a significant stockholder of IFX. The purchases were made pursuant to a private placement of $4,500,000 of Class B Common Stock of Tutopia. James Casty purchased 53,333 shares in the offering; the trust benefiting Scott Casty purchased 53,333 shares; and Nikrey purchased 26,667 shares. Additionally, on August 31, 2000, James Casty purchased 53,591 shares of preferred stock of Tutopia. The purchase was made pursuant to a private placement of $20,000,000 of preferred stock of Tutopia.

     The Company believes that all transactions disclosed above have been, and the Company's board of directors intends that any future transactions with its officers, directors, affiliates or principal stockholders will be, on terms that are no less favorable to the Company than those that are obtainable in arm's length transactions with unaffiliated third parties.

                STOCKHOLDER PROPOSALS FOR 2001 PROXY STATEMENT

     Proposals by stockholders for inclusion in the Company's Proxy Statement and form of proxy relating to the 2001 Annual Meeting of Stockholders, which is currently scheduled to be held on November 9, 2001, should be addressed to the Secretary, IFX Corporation, 707 Skokie Blvd., 5/th/ Floor, Northbrook, Illinois 60062, and must be received at such address no later than July 6, 2001.

                 OTHER MATTERS TO BE ACTED UPON AT THE MEETING

     The management of the Company knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                                     Appendix to Proxy Statement
                                                     ---------------------------

  CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF IFX CORPORATION
  ---------------------------------------------------------------------------

I.   Purpose
     -------

     The primary function of the Audit Committee (the "Committee") of the Board of Directors of IFX Corporation (the "Corporation") is to assist the Board of Directors in fulfilling its oversight responsibilities by:

     .    Serving as an independent and objective party to monitor the
Corporation's financial reporting processes and internal control systems;

     .    Reviewing and appraising the audit efforts of the Corporation's independent accountants and internal auditors; and

     .    Providing an open avenue of communication among the Corporation's independent accountants, financial and senior management, internal auditors and Board of Directors.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.  Composition
     -----------

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. Responsibilities and Duties
     ---------------------------

     To fulfill its responsibilities and duties, the Audit Committee will:

         1. Hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Committee or at the request of the independent accountants;

         2. Review and update, as necessary, the Committee's Charter annually;

         3. Instruct the independent accountants that they are ultimately accountable to the Board of Directors and the Committee;

         4. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants;

       5. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing;

       6. Confirm and assure the independence of the internal auditors and the independent accountants, including a review of management consulting services and related fees provided by the independent accountants;

       7. Meet with the independent accountants and financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion of the annual audit, review with the independent accountants and financial management:

                    (a) The Corporation's audited financial statements and related footnotes;

                    (b) The independent accountants' audit of the financial statements and their report thereon;

                    (c) Any significant changes required in the independent accountants' audit plan;

                    (d) Any serious difficulties or disputes with management encountered during the course of the audit; and

                    (e) Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

       8. Review with the independent accountants, the internal auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Corporation and elicit any recommendations for the improvement of such controls.

       9. Discuss with the independent accountants and financial management their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used and, particularly, the degree of aggressiveness or conservatism of such practices;

       10. Review the internal audit function of the Corporation, including the proposed audit plans for the coming year and the coordination of such plans with the independent accountants;

       11. Receive, on a periodic basis, a summary of findings from completed internal audits;

       12. Provide sufficient opportunity for the internal auditors and independent accountants to meet with the Committee without members of management present to discuss any matters that the Committee or these groups believe should be discussed privately;

       13. Review accounting and financial human resources and succession planning within the Corporation;

       14. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, and retain independent counsel, accountants, or others to assist it in the conduct of any such investigation;

       15. Report through its Chairman to the Board of Directors following the meetings of the Audit Committee; and

       16.     Maintain minutes or other records of meetings of the Audit
               Committee.

                               IFX CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]
1. Election of Directors:
   Nominees: 01-Michael Shalom, 02-Joel M. Eidelstein,
   03-Zalman Lekach, 04-George A. Myers, 05-Burton J.
   Meyer, 06-Mark O. Lama and 07-Charles W. Moore.

                    FOR ALL
                    (Except
FOR     WITHHOLD    Nominee(s)
ALL     ALL         written below)
( )     ( )         ( )

   --------------------------------------------------------

2. Approval of amendment to the IFX 1998 Stock Option and Incentive Plan (the "Option Plan") to increase the number of shares available for issuance under the Option
   Plan.

FOR     AGAINST     ABSTAIN
( )     ( )         ( )

3. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for fiscal year
   2001.

FOR     AGAINST     ABSTAIN
( )     ( )         ( )

4. The persons named in this proxy also may vote, in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

Please complete, sign and mail this proxy promptly in the enclosed envelope. No postage is required for mailing in the United States.

                                  Dated:________________________, 200_

Signature(s) _________________________________________________________

______________________________________________________________________
IMPORTANT: Please date this proxy and sign exactly as your name appears on this proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president, or authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

REVOCABLE                                                              REVOCABLE
PROXY                                                                      PROXY

                                IFX CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Joel M. Eidelstein and Colleen M. Downes, or either of them, with full power of substitution, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the annual meeting of stockholders of IFX Corporation (the "Company") to be held on January 9, 2001, at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, 22nd Floor, Chicago, IL 60602 at 10:00 a.m. local time, and any and all adjournments and postponements thereof, including (without limiting the generality of the foregoing) to vote and act as follows on the reverse side.

     This proxy will be voted at the annual meeting or any adjournments or postponements thereof as specified. If no specifications are made, this proxy will be voted for the election of each of the nominees for directors named on the reverse side and for each of the proposals described in the proxy statement. This proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------